Exhibit 21


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


                                                   Amnicor, Inc.
                                                      Nevada
                                                        |
                                                        |
------------------------------------------------------------------------------------------------------------------------------
      |             |                 |                 |               |             |               |               |
Masonry Supply Tyree Holding  Baker's Pride, Inc. Tulare Holdings,  Epic Sports  Environmental  Amnicor Other Amnicor Contract
Holding Corp.      Corp.          (Delaware)           Inc.        International  Holding Corp.  Assets, Inc.  Administrators, Inc.
 (Delaware)     (Delaware)             |            (Delaware)     Inc. (Nevada)  (Delaware)     (Delaware)      (Delaware)
      |              |                 |                  |                            |
      |              |                 |                  |                            |
      |              |  -------------------------------   |                            |
Imperia Masonry      |  Jefferson Street    Mt Pleasant   |                       Environmental
 Supply Corp.        |   Bakery, Inc.      Bakery, Inc.   |                      Quality Services,
 (Delaware)          |    (Delaware)        (Delaware)    |                       Inc. (Delaware)
                     |                                    |
                     |                                    |
 ---------------------------------------------------      |
 Tyree Service     Tyree Equipment      Tyree          Tulare Frozen
 Corp. (Delaware)  Corp. (Delaware)  Environmental      Foods, LLC.
                                     Corp. (Delaware)   (California)

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